UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 519-5200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On October 26, 2010, Tandy Brands Accessories, Inc. (the “Company”) held its 2010 annual meeting of stockholders. At the meeting, the Company’s stockholders voted on proposals to (1) elect eight directors to the Company’s board of directors, and (2) ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal 2011. Each of the nominees were re-elected to the Company’s board of directors to serve until the 2011 annual meeting of stockholders, or until their successors are elected and qualified. In addition, the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal 2011 was approved. For each proposal, the voting results were as follows:
Proposal One — Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. James F. Gaertner	3,776,682	318,603	1,820,285
Roger R. Hemminghaus	4,041,285	54,000	1,820,285
George C. Lake	4,034,311	60,974	1,820,285
N. Roderick McGeachy, III	4,046,172	49,113	1,820,285
Colombe M. Nicholas	4,019,294	75,991	1,820,285
W. Grady Rosier	4,052,399	42,886	1,820,285
Gene Stallings	3,739,608	355,677	1,820,285
William D. Summitt	3,396,223	699,062	1,820,285
Proposal Two — Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor for Fiscal 2011:

Votes For	Votes Against	Abstentions
5,566,069	330,611	18,890

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: October 28, 2010	By:	/s/ M.C. Mackey
M.C. Mackey
Chief Financial Officer